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                                                                      EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-53396 of ArvinMeritor, Inc. on Form S-8 of our report dated June 26, 2002, appearing in this Annual Report on Form 11-K of the ArvinMeritor, Inc. Savings Plan (formerly the Meritor Automotive, Inc. Savings Plan) for the year ended December 31, 2001.






DELOITTE & TOUCHE LLP
Detroit, Michigan

June 26, 2002





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